Exhibit 10.4

July 2025

FORM OF RSU GRANT AGREEMENT

CELESTICA INC.
2025 LONG TERM INCENTIVE PLAN
RESTRICTED SHARE UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Celestica Inc. 2025 Long Term Incentive Plan, as amended from time to time (the “Plan”), Celestica Inc. and its respective successors and assigns (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Share Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan available at [*].

Participant:	[ ]
Employee Number:	[ ]
Date of Grant:	[ ]
Total Number of Restricted Share Units:	[ ]
Vesting Commencement Date:	[ ]
Vesting Schedule:
[One-third of the RSUs will vest on each of the first two anniversaries of the Date of Grant and December 1st following the second anniversary and will be settled in accordance with Section 3 of the Agreement]

By clicking the “Accept” button below, which shall constitute or be equivalent to your signature in writing, you: (i) agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Share Unit Grant Notice (this “Grant Notice”); and (ii) acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You also understand that in order to validate the RSUs granted herein, you must accept the grant within 30 days of notification from the Administrator, and failure to do so within 30 days will result in cancellation of the RSU grant. You hereby agree to accept as final, binding and conclusive all decisions or interpretations of the Administrator regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.
[*]

Exhibit A

RESTRICTED SHARE UNIT AGREEMENT
This Restricted Share Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice by and between the Company and the Participant set forth in the Grant Notice. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. In consideration of the Participant’s employment or engagement with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.
(a)    Vesting Schedule. The RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs.
(b)    Termination of Service. Upon a Termination of Service with the Company or an Affiliate prior to the vesting of all of the RSUs, any unvested RSUs (and all the rights arising from such RSUs and from being a holder thereof) will be treated in accordance with Exhibit I of the Plan available at [*], which the Participant hereby acknowledges to have been provided with access to and read in its entirety.
(c)    Waiver of Common Law or Civil Law Damages. The Participant shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving, any RSUs that would have vested or been granted after the Participant’s date of Termination of Service.
3.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than the earlier of (a) 90 days after such vesting date or (b) if the Participant is a U.S. taxpayer, the 15th day of the third month following the end of the taxable year in which the RSUs vest, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to this Award. All Shares issued hereunder shall be delivered either by delivering one or more certificates or direct registration statements for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Administrator in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind. All RSUs that are issued to persons who are subject to tax under the Income Tax Act (Canada) (the “ITA”) in respect of their RSUs shall be settled in Shares issued from the Company (such that they are governed by Section 7 of the ITA) if the time of settlement of such RSUs exceeds the three year period prescribed in paragraph (k) of the definition of “salary deferral arrangement” under the ITA. All other RSUs, other than those referenced in the forgoing, may be settled in such manner as the Company shall determine including through the delivery of shares on the open market.
4.Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if the Participant is on a leave of absence for any reason the Participant will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
5.Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
6.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the RSUs and the issuance of Shares hereunder will be subject to compliance with all Applicable Laws. No Shares will be issued hereunder if such issuance would constitute a violation of Applicable Laws. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an exemption from the prospectus and registration requirements of the Applicable Securities Laws. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with all Applicable Laws and to make any representation or warranty with respect to such compliance as may be requested by the Company.
7.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, provincial, local or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Administrator deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, provincial, local or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Administrator. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
9.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Laws.
10.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company. The Participant will not be entitled to any additional grant of Awards after the date of his or her Termination of Service.
11.Execution of Receipts and Releases. Any issuance or transfer of Shares underling the RSUs or other property or cash to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.
12.Company Records. Records of the Company regarding the Participant’s service, contact information and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
13.Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and deemed given (a) when transmitted by the Company to the Participant’s last‑known email address on file with the Company, or (b) when transmitted by the Participant to the Company at [*] (or such other email address as the Company may designate in writing). Email shall be the exclusive method of notice unless the Company specifies another method in writing.

14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
16.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
17.Insider Trading Policy. The Participant acknowledges and agrees to comply with the Company’s Insider Trading Policy, as may be amended from time to time, including with respect to any transactions involving Shares acquired pursuant to this Award.
18.Company Recoupment of Awards. The Participant acknowledges and agrees:
(a)    The Participant’s rights with respect to this Award shall in all events be subject to any right that the Company may have under the Company’s Clawback Policy, Incentive Compensation Recoupment Policy, and any other claw-back policy that the Company may adopt from time to time, including any claw-back policy adopted to comply with Applicable Laws; and
(b)    If, at any time at any time during the period of twelve months from the vesting date of these RSUs in accordance with Section 2 of the Agreement:
(i)    You accept employment with an employer, or accept an engagement to supply services, directly or indirectly, to a third party that is in competition with the Company or any of its subsidiaries;
(ii)    You fail to comply with or otherwise breach the terms and conditions of a confidentiality agreement or non-disclosure agreement with, or your confidentiality obligations to, the Company or any of its subsidiaries; or

(iii)    You, on your own behalf or on others’ behalf, directly or indirectly recruit, induce or solicit, or attempt to recruit, induce or solicit any current employee or other individual who is/was supplying services to the Company or any of its subsidiaries, to terminate their employment or contractual arrangements with the Company or any of its subsidiaries;
the Award shall terminate immediately and you will, if required by the Company and only to the extent permitted by applicable law, pay to the Company within ten days of written demand, an amount equal to the market value of the Shares at the time of release, net of any tax paid by you. You also agree that this provision is not an exclusive remedy, and the Company may also seek other remedies in respect of any breach of your obligations to the Company and its subsidiaries.
19.Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
20.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES. With respect to any claim or dispute related to or arising under this Agreement, the Participant hereby consents to the exclusive jurisdiction, forum and venue of the courts of the Province of Ontario. In that context. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction the Province of Ontario.
21.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Administrator may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
22. 22.     Section 409A. To the extent the Participant is subject to U.S. income tax, this Agreement is intended to comply with the Nonqualified Deferred Compensation Rules or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent that the Administrator determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Administrator, at a time when the Participant becomes eligible for settlement of the RSUs upon his or her “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following t he Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.